                                                                    EXHIBIT 11.1

            STATEMENT RE COMPUTATION OF PRO FORMA PER SHARE EARNINGS
                                ICN MERGER CORP.
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     The computation of pro forma net income per share for the year ended December 31, 1993 and for the six months ended June 30, 1994 is as follows:


                                                                    1993        1994
                                                                   -------     -------
        PRIMARY
        Net income (loss)......................................    $(1,754)    $ 1,057
                                                                   =======     =======
        Average common shares outstanding......................     26,234      26,971
        Dilutive common equivalent shares issuable upon the
          exercise of options currently outstanding to purchase
          common shares of ICN Merger Corp.....................        413         506
                                                                   -------     -------
                                                                    26,647      27,477
                                                                   =======     =======
        Net income (loss) per share............................    $ (0.07)    $  0.04
                                                                   =======     =======
        FULLY DILUTED
        Net income (loss)......................................    $(1,754)    $ 1,057
        Conversion of debentures...............................     11,679       5,813
                                                                   -------     -------
                                                                   $ 9,925     $ 6,870
                                                                   =======     =======
        Average common shares outstanding......................     26,234      26,971
        Dilutive common equivalent shares issuable upon the
          exercise of options currently outstanding to purchase
          common shares of ICN Merger Corp.....................        619         808
        Conversion of debentures...............................      5,280       5,280
                                                                   -------     -------
                                                                    32,133      33,059
                                                                   =======     =======
        Net income per share...................................    $  0.31     $  0.21
                                                                   =======     =======